Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report of GreenMan Technologies, Inc. (the "Company") on Form 10-QSB for the quarter ended December 31, 2007 (the "Report"), I, Charles E. Coppa, Chief Financial Officer and Treasurer of the Company, hereby certify that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2008

/s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer and Treasurer